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                                                                     Exhibit (j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated March 12, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders of the CDC Nvest Companies Trust I (formerly Nvest Companies Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Fund Performance" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2001